Exhibit 99.3

SUMMARY UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial information has been derived from the unaudited pro forma condensed combined balance sheet as of December 31, 2020 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 included in “Unaudited Pro Forma Condensed Combined Financial Information.”

The summary unaudited pro forma condensed combined financial information should be read in conjunction with the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of operations, and the accompanying notes. In addition, the unaudited condensed combined pro forma financial information was based on and should be read in conjunction with the historical financial statements of Panacea and Legacy Nuvation Bio, including the accompanying notes, which are included elsewhere in this proxy statement/prospectus.

The merger will be accounted for as a reverse capitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Panacea is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of Legacy Nuvation Bio with the Business Combination being treated as the equivalent of Legacy Nuvation Bio issuing stock for the net assets of Panacea, accompanied by a recapitalization. The net assets of Panacea are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the merger are those of Legacy Nuvation Bio.

The unaudited pro forma statement of operations data has been prepared to assuming actual redemptions of 3,350 shares of Panacea Class A common stock for $10 per share or an aggregate redemption amount of less than $0.1 million.

	Historical		Pro Forma
	Panacea	Legacy Nuvation Bio	Combined
Statement of Operations Data — For the Year Ended December 31, 2020
Total operating expenses	$3,061	$43,551	$42,934
Loss from operations	(3,061)	(43,551)	(42,934)
Net loss	(3,054)	(41,659)	(41,035)
Total comprehensive loss	(3,054)	(40,523)	(39,899)
Basic and diluted net loss per share, Class A redeemable common stock	—	—	—
Basic and diluted net loss per share, Class B common stock	(0.80)	—	—
Basic and diluted net loss per share, common stock		(0.23)	(0.21)

	Historical		Pro Forma
	Panacea	Legacy Nuvation Bio	Combined
Balance Sheet Data — As of December 31, 2020
Total current assets	$1,247	$220,683	$845,545
Total assets	145,004	221,792	846,654
Total current liabilities	2,799	6,551	9,350
Total liabilities	2,799	6,708	9,507
Redeemable convertible preferred stock	—	267,521	—
Class A common stock, subject to possible redemption	137,205	—	—
Total stockholders’ equity (deficit)	5,000	(52,437)	837,147

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet of Nuvation Bio (as defined in Note 1 below) as of December 31, 2020 and the unaudited pro forma condensed combined statements of operations of Nuvation Bio for the year ended December 31, 2020 present the combination of the financial information of Panacea (as defined in Note 1 below) and Legacy Nuvation Bio after giving effect to the merger (as defined in Note 1 below), the private placement of shares of Panacea Class A common stock being issued at the closing of the merger (the “PIPE investment”), the forward purchase agreement (collectively, the “transactions”) and related adjustments described in the accompanying notes.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 give pro forma effect to the transactions as if they had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of December 31, 2020 gives pro forma effect to the transactions as if they were completed on December 31, 2020.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the audited and unaudited historical financial statements of each of Panacea and Legacy Nuvation Bio and the respective notes thereto, as well as the disclosures contained in the sections titled “Panacea’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Nuvation Bio’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what Nuvation Bio’s financial condition or results of operations would have been had the transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of Nuvation Bio. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

On February 10, 2021, Panacea, Legacy Nuvation Bio Inc., and the Merger Sub (as defined in Note 1 below) consummated the transactions contemplated by the Merger Agreement (as defined in Note 1 below) dated October 20, 2020. Pursuant to the Merger Agreement, at the closing of the transactions contemplated by the Merger Agreement, and in accordance with the Delaware General Corporation Law, the Merger Sub merged with and into Nuvation Bio, the separate corporate existence of the Merger Sub ceased and Nuvation Bio became the surviving corporation and a direct, wholly owned subsidiary of Panacea. On the date of the closing of the merger, Panacea changed its name to “Nuvation Bio Inc.” together with its subsidiaries.

Based on its initial analysis, management did not identify any differences in accounting policies that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies. Subsequent to the closing, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the surviving corporation.

NUVATION BIO

UNAUDITED PRO FORMA CONDENSED

COMBINED BALANCE SHEET

DECEMBER 31, 2020

(in thousands)

	Panacea (Historical)	Nuvation Bio (Historical)	Pro Forma Adjustments	Note 3		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$908	$29,755	$626,540	(A	)	$657,203
Available-for-sale securities	—	185,997	—			185,997
Interest receivable on marketable securities	—	1,092	—			1,092
Prepaid expenses and other current assets	339	914	—			1,253
Deferred financing costs	—	2,925	(2,925)	(B	)	—

Total current assets	1,247	220,683	623,615			845,545
Cash held in Trust Account	143,757	—	(143,757)	(C	)	—
Property and equipment, net	—	688	—			688
Other long-term assets	—	421	—			421

Total assets	$145,004	$221,792	$479,858			$846,654

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$4	$2,171	$—			2,175
Accrued expenses and other current liabilities	2,795	4,380	—			7,175

Total current liabilities	2,799	6,551	—			9,350
Deferred rent, noncurrent	—	157	—			157
Total liabilities	2,799	6,708	—			9,507

Redeemable and preferred stock
Nuvation Bio Redeemable convertible preferred stock	—	267,521	(267,521)	(D	)	—
Panacea Class A common stock, subject to possible redemption	137,205	—	(137,205)	(E	)	—
Stockholders’ equity (deficit)
Preferred stock	—	—	—			—
Panacea Class A common stock	—	—	—			—
Panacea Class B common stock	—	—	—			—
Legacy Nuvation Bio common stock	—	21,961	(21,961)	(F	)	—
Nuvation Bio Class A common stock	—	—	21	(G	)	21
Nuvation Bio Class B common stock	—	—	—			—
Additional paid-in capital	8,054	—	905,119	(H	)	913,173
Accumulated other comprehensive income (loss)	—	1,557	—			1,557
Retained earnings (accumulated deficit)	(3,054)	(75,955)	1,405	(I	)	(77,604)

Total stockholders’ equity (deficit)	5,000	(52,437)	884,585			837,147

Total liabilities, redeemable and preferred stock, and stockholders’ equity (deficit)	$145,004	$221,792	$479,858			846,654

NUVATION BIO

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS FOR THE YEAR

ENDED DECEMBER 31, 2020

(In thousands, except share and per share amounts)

	Panacea (Historical)	Nuvation Bio (Historical)	Pro Forma Adjustments (Assuming No Redemptions)	Note 3		Pro Forma Combined (Assuming No Redemptions)
Operating expenses:
Research and development	—	32,603	—			32,603
General and administrative	3,061	10,948	(3,678)	(J	)	10,331

Total operating expenses	3,061	43,551	(3,678)			42,934

Loss from operations	(3,061)	(43,551)	3,678			(42,934)

Other income (expense):
Interest income	7	1,945	—			1,952
Investment advisory fees	—	(271)	—			(271)
Realized loss on marketable securities	—	218				218

Loss before income taxes	(3,054)	(41,659)	3,678			(41,035)

Provision for income taxes	—	—	—			—

Net income (loss)	$(3,054)	$(41,659)	$3,678			$(41,035)

Deemed dividend related to beneficial conversion feature and accretion of discount on Redeemable Series A Convertible Preferred Stock	$—	$(22,622)	$22,622	(K	)	$—

Net loss attributable to common stockholders	$(3,054)	$(64,281)	$26,300			$(41,035)

Basic and diluted weighted average Class A redeemable common stock outstanding	14,375,000	—				—

Basic and diluted net loss per share, Class A redeemable stock	$—	$—				$—

Basic and diluted weighted average Class B common stock outstanding	3,840,179	—				—

Basic and diluted net loss per share, Class B common stock	$(0.80)	$—				$—

Basic and diluted weighted average common shares outstanding,	—	277,529,317				193,360,131

Basic and diluted net loss per share	$—	$(0.23)				$(0.21)

Note 1 — Description of the Merger

On February 10, 2021, (the “Closing Date”), Nuvation Bio Inc., a Delaware corporation (“Legacy Nuvation Bio”), Panacea Acquisition Corp. (“Panacea”) , and Panacea Merger Subsidiary Corp, a Delaware corporation and a direct, wholly owned subsidiary of Panacea (the “Merger Sub”) consummated the transactions contemplated by an Agreement and Plan of Merger among them dated October 20, 2020 (“Merger Agreement”).

Pursuant to the terms of the Merger Agreement, a business combination of Panacea and Legacy Nuvation Bio was effected through the merger of Merger Sub with and into Legacy Nuvation Bio, with Legacy Nuvation Bio surviving as a wholly owned subsidiary of Panacea (the “Merger” and, collectively with the other transactions described in the Merger Agreement, the “Business Combination”). On the Closing Date, Legacy Nuvation Bio changed its name to Nuvation Bio Operating Company Inc. and Panacea changed its name from Panacea Acquisition Corp. to Nuvation Bio Inc. (the “Company” or “Nuvation Bio”).

In connection with the Business Combination, holders of 3,350 shares of Panacea Class A common stock, exercised their right to redeem their shares for cash at a redemption price of approximately $10.00 per share, for an aggregate redemption amount of $33,502.

On the Closing Date, a number of purchasers (each, a “Subscriber”) purchased from the Company an aggregate of 47,655,000 shares of Class A Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of approximately $476.6 million, pursuant to separate subscription agreements (each, a “Subscription Agreement”) entered into concurrently with the Merger Agreement, effective as of October 20, 2020. Pursuant to the Subscription Agreements, the Company gave certain registration rights to the Subscribers with respect to the PIPE Shares.

Additionally, on the Closing Date, certain purchasers purchased 2,500,000 shares of Class A Common Stock and 833,333 forward purchase warrants (the “Forward Purchase Securities”) in a private placement at a price of $10.00 per share for an aggregate purchase price of $25.0 million (the “Forward Purchase”) pursuant to the terms of the forward purchase agreement (the “Forward Purchase Agreement”) that Panacea entered into in connection with Panacea’s initial public offering. The sales of the PIPE Shares and the Forward Purchase Securities were consummated concurrently with the closing of the Business Combination (the “Closing”).

At the effective time of the merger (the “Effective Time”), by virtue of the merger and without any action on the part of Panacea, Merger Sub, Nuvation Bio or the holders of any of Nuvation Bio’s securities:

(a)

each share of Legacy Nuvation Bio Class A common stock and each share of Legacy Nuvation Bio Series A preferred stock issued and outstanding immediately prior to the Effective Time was converted and exchanged for approximately 0.196 shares (the “Exchange Ratio”) of Nuvation Bio Class A common stock. The Nuvation Bio Class A common stock has one vote per share;

(b)

each share of Legacy Nuvation Bio Class B common stock issued and outstanding immediately prior to the Effective Time (all of which will be owned by David Hung, M.D.) was canceled and converted into and exchanged for approximately 0.196 shares of the Nuvation Bio Class B common stock. The holders of Nuvation Bio Class B common stock have the right to elect and remove without cause three directors plus at least 50% of any directors in excess of seven, and the approval of the holders of a majority of Nuvation Bio Class B common stock will be required for approval by the stockholders of any acquisition (whether by merger, sale of shares or sale of assets) or liquidation of Nuvation Bio. The Nuvation Bio Class B common stock will automatically convert into Nuvation Bio Class A common stock upon the occurrence of certain events, including upon transfers to a non-authorized holder or if Dr. Hung’s ownership of shares of Nuvation Bio Class A common stock and Nuvation Bio Class B common stock falls below a specified level or if Dr. Hung dies, becomes disabled or ceases to be Chief Executive Officer of Nuvation Bio, unless he is terminated from such position by Nuvation Bio without cause;

(c)

any shares of Legacy Nuvation Bio capital stock held in the treasury of Legacy Nuvation Bio or owned by Panacea or Merger Sub immediately prior to the Effective Time were canceled without any conversion thereof and no payment or distribution was made with respect thereto;

(d)	each issued and outstanding share of common stock of Merger Sub was converted into and became one validly issued, fully paid and nonassessable share of Nuvation Bio Class A common stock; and

(e)

each option to purchase Legacy Nuvation Bio Class A common stock (each, a “Company Option”) that was outstanding under Nuvation Bio’s 2019 Equity Incentive Plan immediately prior to the Effective Time, whether vested or unvested, was converted into an option to purchase a number of shares of Nuvation Bio Class A common stock equal to the product (rounded down to the nearest whole number) of (a) the number of shares of Legacy Nuvation Bio Class A common stock subject to such Company Option immediately prior to the Effective Time and (b) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (i) the exercise price per share of such Company Option immediately prior to the Effective Time divided by (ii) the Exchange Ratio; subject to customary requirements and conditions under the Internal Revenue Code of 1986, as amended (the “Code”).

Note 2 — Basis of Presentation

The historical financial information of Panacea and Legacy Nuvation Bio has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that are (1) directly attributable to the merger, the PIPE investment and the forward purchase agreement, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are prepared to illustrate the estimated effect of the transactions and certain other adjustments.

The merger will be accounted for as a reverse recapitalization because Legacy Nuvation Bio has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The determination is primarily based on the evaluation of the following facts and circumstances taking into consideration both the no redemption and maximum redemption scenario:

•	The pre-merger equity holders of Legacy Nuvation Bio will hold the majority of voting rights in Nuvation Bio;

•	The pre-merger equity holders of Legacy Nuvation Bio will have the right to appoint the majority of the directors on the Nuvation Bio board of directors;

•	Senior management of Legacy Nuvation Bio will comprise the senior management of Nuvation Bio; and

•	Operations of Legacy Nuvation Bio will comprise the ongoing operations of Nuvation Bio.

Under the reverse recapitalization model, the merger will be treated as Legacy Nuvation Bio issuing equity for the net assets of Panacea, with no goodwill or intangible assets recorded.

Nuvation Bio expects to enter into new equity awards with its employees upon the consummation of the merger. The terms of these new equity awards have not been finalized and remain subject to change. Accordingly, no effect has been given to the unaudited pro forma condensed combined financial information for the new awards.

The unaudited pro forma condensed combined financial information do not reflect the income tax effects of the pro forma adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given the Nuvation Bio incurred significant losses during the historical periods presented.

Note 3 — Pro Forma Adjustments

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 reflects the following adjustments:

(A)	Represents the sources and uses of funds as it relates to the Business Combination and PIPE Investment (in thousands):

Panacea cash held in a trust account	$143,757	(1)
Proceeds from PIPE investment and forward purchase agreement	501,550	(2)
Payment of estimated transaction costs and deferred underwriter fees for Panacea	(16,034	)(3)
Payment of estimated transaction costs for Nuvation Bio	(2,699	)(4)
Payment to Panacea Class A common stockholders who exercised their right to redeem their shares	(34	)(5)

	$626,540

(1)	Reflects the reclassification of investments held in the trust account and to reflect that the funds are available to effectuate the transaction or to pay redeeming Panacea public stockholders.
(2)

Reflects the proceeds of $501.6 million from the issuance and sale of 50,155,000 shares of Panacea Class A common stock at $10.00 per share through the PIPE investment and the forward purchase agreement.

(3)

Reflects the payment of $16.0 million of estimated transaction costs and deferred underwriters’ fees incurred during Panacea’s IPO and due upon the Effective Time. The unaudited pro forma condensed combined balance sheet reflects these costs at a reduction of cash with a corresponding decrease of $14.4 million in additional paid-in capital and $1.6 million in retained earnings. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are nonrecurring.

(4)

Reflects an estimated payment for $2.7 million of acquisition-related transaction costs as part of the merger. The unaudited pro forma condensed combined balance sheet reflects these costs as a pro forma reduction of cash with a corresponding decrease in additional paid-in capital.

(5)	Reflects the payment to Panacea Class A common stockholders who exercised their right to redeem 3,350 shares.

(B)	Reflects the reclassification of $2.9 million of acquisition-related transaction costs capitalized as part of the merger to additional paid-in capital.
(C)	Reflects the reclassification of $143.8 million of investments held in a trust account that became available following the merger.
(D)

Reflects the conversion of Nuvation Bio Series A preferred stock into Nuvation Bio Class A common stock and Nuvation Bio Class B common stock pursuant to the terms of the Merger Agreement, resulting in an adjustment of $267.5 million from temporary equity to permanent equity.

(E)	Reflects the reclassification of $137.2 million of Panacea Class A common stock after holders of 3,350 shares of common stock exercised their right to redeem their shares as noted in Note 3(A)(5).
(F)

Represents recapitalization of historical common stock of Legacy Nuvation Bio with a corresponding adjustment to Class A common stock of $8 thousand as noted in Note 3(G) with the balance of $22.0 million recorded to additional paid-in capital, as noted in Note 3(H).

(G)	Represents pro forma adjustments to Panacea Class A common stock to reflect the following (in thousands):

Issuance of Panacea Class A common stock from PIPE investment and forward purchase agreements	$5
Conversion of Legacy Nuvation Bio Series A preferred stock to Nuvation Bio Class A common stock and Nuvation Bio Class B common stock	7
Reclassification of Panacea Class A common stock subject to redemption	1
Recapitalization of Legacy Nuvation Bio common stock to Nuvation Bio Class A common stock	8

$21

(H)	Represents pro forma adjustments to additional paid-in capital balance to reflect the following (in thousands):

Reclassification of Panacea Class A common stock, as noted in Note 3(F)	$137,395
Issuance of Panacea Class A common stock from PIPE investment and forward purchase agreement, as noted in Note 3(A)	501,545
Conversion of Nuvation Bio Series A preferred stock to Nuvation Bio Class A common stock and Class B common stock, as noted in Note 3(E)	267,514
Recapitalization of historical common stock of Nuvation Bio as noted in Note 3(H)	21,953
Elimination of Panacea retained earnings as noted in Note 3(J)	(3,054)
Reclassification of Legacy Nuvation deferred offering costs as noted in Note 3(B)	(2,925)
Reduction in additional paid-in capital for estimated transaction costs	(17,084)

$905,119

(I)

Represents pro forma adjustments to retained earnings (accumulated deficit) to reflect the elimination of Panacea’s historical retained earnings and the $1.6 million of transaction costs as described in Note 3(A3).

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operation for the Year Ended December 31, 2020

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

(J)

Represents the exclusion of $0.9 million of transaction costs incurred by Legacy Nuvation Bio and $2.8 million of transactions costs incurred by Panacea in connection with the merger that will not have a continuing impact on the combined entity.

(K)

Reflects exclusion of deemed dividend related to beneficial conversion feature and accretion of discount on Redeemable Series A Convertible Preferred that will not have a continuing impact on the combined entity.